Exhibit 4



                             JOINT FILING AGREEMENT

         This will confirm the agreement by and between the undersigned that Amendment No. 2 to the Schedule 13D filed on July 22, 2005 (the "Amendment") and the Form 3, each filed on or about this date, including any future amendments thereto, relating to the offer by Spirit Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of McKesson Corporation, a Delaware corporation, to purchase all the outstanding shares of common stock, par value $0.01 per share, of D & K Healthcare Resources, Inc., a Delaware corporation, is being or will be, as applicable, filed on behalf of the undersigned.

         Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date:  August 22, 2005

                                      MCKESSON CORPORATION

                                      By:     /s/ Ivan D. Meyerson
                                          ------------------------------
                                           Name:  Ivan D. Meyerson
                                           Title: Executive Vice President,
                                                  General Counsel and
                                                  Secretary


                                      SPIRIT ACQUISITION CORPORATION

                                      By:     /s/ Nicholas A. Loiacono
                                          ------------------------------
                                           Name:  Nicholas A. Loiacono
                                           Title: Vice President and Treasurer